Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form F-3 (No. 333-207384) of Sphere 3D Corp. of our report dated March 31, 2015, relating to the 2014 consolidated financial statements of Sphere 3D Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Sphere 3D Corp.’s going concern uncertainty), appearing in its Annual Report on Form 40-F (No. 001-36532) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Diego, California
December 11, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form F-3 (No. 333-207384) of Sphere 3D Corp. of our report dated September 23, 2014, relating to the consolidated financial statements of Overland Storage, Inc. as of and for the years ended June 30, 2014 and 2013, appearing in the Registration Statement of Sphere 3D Corp. on Form F-4/A (No. 333-197569), filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Diego, California
December 11, 2015